Exhibit 99(a)
news release
—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502
FOR IMMEDIATE RELEASE

WEDNESDAY, APRIL 14, 2010
Universal Forest Products grows earnings, sales in first quarter of 2010
Posts highest first-quarter profit in three years
First year-over-year increase in quarterly sales in two years
GRAND RAPIDS, Mich., April 14, 2010 — Universal Forest Products, Inc. (Nasdaq: UFPI) today announced first-quarter 2010 net earnings of nearly $1 million, or $0.05 per diluted share, compared to a net loss of $1.2 million or $(0.06) per diluted share for the first quarter of 2009. The Company reported first-quarter net sales of $393.0 million, which compares favorably to 2009 first-quarter net sales of $361.7 million.
“While we’re proud to deliver another quarter of improved profitability, we aren’t satisfied with the rate of our sales increase and we continue to focus on strategies to grow our revenue,” said CEO Michael B. Glenn. “We rarely talk about weather as a contributing factor to our results, but it clearly had an impact on our performance in the quarter.”
From record cold temperatures in the Southeast to hurricane-force winds in California in January, and from record-breaking snowstorms in the Atlantic and Northeast regions to extreme precipitation in 20 states, the weather in the first quarter of 2010 in many parts of the country was not conducive to outdoor building projects, negatively affecting the Company’s sales to DIY/retail and site-built customers.
“That said, we are pleased to be showing traction in our site-built business and healthy increases in both our industrial and manufactured housing markets,” he added. “These results underscore the strength of our growth strategies, including diversification into new markets and products, and they give us momentum and optimism for our future.”
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Universal Forest Products, Inc.

After years of steady decline and record low prices, the composite lumber price (which affects the Company’s costs and, ultimately, its selling prices) was up nearly 50% in the quarter over 2009, due to production curtailments and plant closures by mills. However, the Company expects the market to fluctuate throughout the year; consequently, it is focused on managing its purchasing and sales practices in order to mitigate the impact of volatile lumber prices on its gross margins, and on using its remanufacturing capabilities to ensure it has adequate supply for customers.
By market, Universal posted the following gross sales results for the first quarter of 2010:
Do-It-Yourself/retail: $164.4 million, a decrease of 1.9% from the same period of 2009. This mirrors the recent experience of big-box retailers, who in February reported flat sales, and same-store U.S. sales that were flat to slightly down in early 2010. Additionally, sales of products needed for larger DIY projects, like lumber, continued to be slow as wary consumers delayed larger expenditures. The Home Improvement Research Institute (HIRI) anticipates growth of 1.7% in this market in 2010, followed by 5% and 7% growth in 2011 and 2012, respectively. Universal agrees that 2010 will be another tough year, and is relying on the strength of its diverse portfolio of products and its customer relationships for steady performance in 2010, and for growing sales in 2011 and beyond.
Industrial packaging/components: $126.0 million, an increase of 20.4% over 2009. Strong performance in this market is attributable to a number of factors, including increased resources devoted to the market, the Company’s dedicated efforts in concrete forming products and its strong foray into other packaging materials and supplies. This continues to be a market of great opportunity for Universal.
Site-built construction: $60.9 million, an increase of 0.9% over 2009. This follows a fourth-quarter decrease of more than 42%, reflecting, in part, the Company’s focus on specific areas of promise, including commercial and military projects, and on remaining a preferred supplier to the country’s more successful builders. Year-to-date housing starts in February were up nearly 9% over last year, including an increase of over 37% in single-family housing. The Company continues to believe that 2010 will be marked by a modest improvement in the market, and is focused on areas of opportunity in commercial and governmental projects.
Manufactured housing: $48.4 million, an increase of 32.2% over 2009. The Company attributes its performance in part to improved market activity, as well as to new products offered as part of its goal to expand the number of products it supplies for each manufactured home and recreational vehicle built.
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Universal Forest Products, Inc.

OUTLOOK
The Company expects volatile economic and market conditions to prevail through 2010, limiting its ability to provide meaningful guidance for ranges of likely financial performance; therefore, the Company will not provide guidance for the foreseeable future. However, the Company remains optimistic about its performance in 2010, given its strong financial position, solid business model and diverse business opportunities that position it better than most to endure challenging times.
CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, April 15, 2010. The call will be hosted by CEO Michael B. Glenn and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (800) 299-7635 or internationally at (617) 786-2901. Use conference pass code 56784725. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Friday, May 14, 2010, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 59696565.
UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber and other products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging and components and packing materials for various industries. Universal’s subsidiaries also provide framing services for the site-built market, and forming products for concrete construction. The Company’s consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with operations throughout North America. For more about Universal Forest Products, go to www.ufpi.com.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the markets we serve, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: Fluctuations in the price of lumber; adverse or unusual weather conditions; adverse conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.
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UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2010/2009

	Quarter Period				Year to Date
(In thousands, except per share data)	2010		2009		2010		2009

NET SALES	$392,958	100%	$361,722	100%	$392,958	100%	$361,722	100%

COST OF GOODS SOLD	341,324	86.9	314,901	87.1	341,324	86.9	314,901	87.1

GROSS PROFIT	51,634	13.1	46,821	12.9	51,634	13.1	46,821	12.9

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	48,489	12.3	49,092	13.6	48,489	12.3	49,092	13.6
NET LOSS (GAIN) ON DISPOSITION OF ASSETS AND OTHER IMPAIRMENT AND EXIT CHARGES	172	—	(1,136)	(0.3)	172	—	(1,136)	(0.3)

EARNINGS (LOSS) FROM OPERATIONS	2,973	0.8	(1,135)	(0.3)	2,973	0.8	(1,135)	(0.3)

INTEREST EXPENSE	886	0.2	1,074	0.3	886	0.2	1,074	0.3
INTEREST INCOME	(120)	—	(83)	—	(120)	—	(83)	—

	766	0.2	991	0.3	766	0.2	991	0.3

EARNINGS (LOSS) BEFORE INCOME TAXES	2,207	0.6	(2,126)	(0.6)	2,207	0.6	(2,126)	(0.6)

INCOME TAXES (BENEFIT)	487	0.1	(963)	(0.3)	487	0.1	(963)	(0.3)

NET EARNINGS (LOSS)	1,720	0.4	(1,163)	(0.3)	1,720	0.4	(1,163)	(0.3)

LESS NET (EARNINGS) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(733)	(0.2)	(44)	—	(733)	(0.2)	(44)	—

NET EARNINGS (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$987	0.3	$(1,207)	(0.3)	$987	0.3	$(1,207)	(0.3)

EARNINGS (LOSS) PER SHARE — BASIC	$0.05		$(0.06)		$0.05		$(0.06)

EARNINGS (LOSS) PER SHARE — DILUTED	$0.05		$(0.06)		$0.05		$(0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING FOR BASIC EARNINGS (LOSS)	19,258		19,184		19,258		19,184

WEIGHTED AVERAGE SHARES OUTSTANDING FOR DILUTED EARNINGS (LOSS)	19,517		19,184		19,517		19,184
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2010	%	2009	%	2010	%	2009	%
Do-It-Yourself/Retail	$164,407	41%	$167,579	46%	$164,407	41%	$167,579	46%
Site-Built Construction	60,889	15%	60,321	16%	60,889	15%	60,321	16%
Industrial	125,988	32%	104,636	28%	125,988	32%	104,636	28%
Manufactured Housing	48,362	12%	36,571	10%	48,362	12%	36,571	10%

Total Gross Sales	399,646	100%	369,107	100%	399,646	100%	369,107	100%
Sales Allowances	(6,688)		(7,385)		(6,688)		(7,385)

Total Net Sales	$392,958		$361,722		$392,958		$361,722

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
MARCH 2010/2009

(In thousands)	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,346	$9,427
Accounts receivable	187,625	180,021
Inventories	207,786	190,801
Assets held for sale	—	5,490
Other current assets	21,718	17,879

TOTAL CURRENT ASSETS	431,475	403,618

OTHER ASSETS	4,311	3,522
INTANGIBLE ASSETS, NET	171,926	179,660
PROPERTY, PLANT AND EQUIPMENT, NET	227,269	240,249

TOTAL ASSETS	$834,981	$827,049

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$96,889	$74,345
Accrued liabilities	62,754	63,048
Current portion of long-term debt and capital leases	683	16,223

TOTAL CURRENT LIABILITIES	160,326	153,616

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	68,881	96,235
OTHER LIABILITIES	33,916	29,861
EQUITY	571,858	547,337

TOTAL LIABILITIES AND EQUITY	$834,981	$827,049

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2010/2009

(In thousands)	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings attributable to controlling interest	$987	$(1,207)
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	7,630	8,417
Amortization of intangibles	1,825	2,563
Expense associated with share-based compensation arrangements	660	637
Excess tax benefits from share-based compensation arrangements	(63)	—
Expense associated with stock grant plans	113	78
Deferred income taxes (credit)	(96)	214
Net earnings attributable to noncontrolling interest	733	44
Net (gain) loss on sale or impairment of assets	(40)	(1,599)
Changes in:	—	—
Accounts receivable	(80,239)	(41,760)
Inventories	(45,022)	2,353
Accounts payable	32,340	11,231
Accrued liabilities and other	3,066	972

NET CASH FROM OPERATING ACTIVITIES	(78,106)	(18,057)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(4,622)	(3,217)
Acquisitions, net of cash received	(634)	—
Proceeds from sale of property, plant and equipment	189	5,575
Advances of notes receivable	—	(14)
Collection of notes receivable	15	30
Insurance proceeds	—	242
Other, net	13	9

NET CASH FROM INVESTING ACTIVITIES	(5,039)	2,625

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under revolving credit facilities	15,686	10,577
Repayment of long-term debt	—	(93)
Borrowings of long-term debt	—	800
Proceeds from issuance of common stock	279	317
Distributions to noncontrolling interest	(90)	(70)
Dividends paid to shareholders	—	—
Repurchase of common stock	(680)	—
Excess tax benefits from share-based compensation arrangements	63	—
Other, net	14	(9)

NET CASH FROM FINANCING ACTIVITIES	15,272	11,522

NET CHANGE IN CASH AND CASH EQUIVALENTS	(67,873)	(3,910)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	82,219	13,337

CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,346	$9,427

SUPPLEMENTAL INFORMATION:
Interest paid	256	444
Income taxes (refunded)	(10,789)	(7,138)